SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Lightpath Technologies, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   -----------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

   -----------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   -----------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------

/_/ Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

- -----------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                          LightPath Technologies, Inc.
                         6820 Academy Parkway East N.E.
                              Albuquerque, NM 87109
================================================================================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 30, 1996

To the Shareholders of LightPath Technologies, Inc.:

The annual meeting of the shareholders of LightPath Technologies, Inc., (the "Company") will be held at the Holiday Inn Pyramid, 5151 San Francisco Road NE, Albuquerque, New Mexico, 87109 on Monday, September 30, 1996 at 4:00 p.m. M.S.T. for the following purposes:

         1. To elect one Director to Class III of the Board of Directors to serve for a three year term in accordance with the articles of incorporation;

         2. To consider and act upon a proposal to ratify the selection of KPMG Peat Marwick, LLP as the Company's independent public accountants for the fiscal year ending June 30, 1997; and

         3. To consider and act upon a proposal to increase the number of shares of Class A common stock which may be issued upon exercise of options granted under the Company's June 1992 Omnibus Incentive Plan from 104,545 shares to 325,000 shares.

         4. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of Business on August 28, 1996, are entitled to vote at the meeting and at any adjournment of postponement thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of shareholders entitled to vote at the meeting will be available for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten (10) days prior to the meeting.

A copy of the Company's 1996 10-KSB, which includes certified financial statements, is enclosed. Management and the Board of Directors cordially invite you to attend the annual meeting.

                                             By order of the Board of Directors,




                                                          /s/ Leslie A. Danziger
                                                              Leslie A. Danziger
                                                             Chairman, President

Albuquerque, New Mexico
September 4, 1996

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          LightPath Technologies, Inc.
                         6820 Academy Parkway East N.E.
                              Albuquerque, NM 87109
================================================================================

         The accompanying proxy is solicited by the Board of Directors of LightPath Technologies, Inc., a Delaware corporation ("Company") for use at its annual meeting of shareholders to be held on September 30, 1996, or any adjustment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about September 6, 1996.

                       SOLICITATION AND VOTING OF PROXIES

         The cost of  soliciting  proxies,  including  the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile, but at no additional compensation. The Company may reimburse brokers, bankers, and others holding shares in their names for others for the cost of forwarding proxy material and obtaining proxies from their principals.

         Only shareholders of record at the close of business on August 28, 1996, may vote at the meeting or any adjournment or postponement thereof. As of that date, there were 2,722,191 shares of $.01 par value Class A Common Stock and 3,878,785 shares of $.01 par value Class E Common Stock of the Company, and no outstanding shares of Preferred Stock of the Company. Holders of Class E-1, Class E-2 and Class E-3 vote together as a single class with the Class A Common Stock, and each shareholder of record is entitled to one vote for each share of Common Stock registered in his or her name. Cumulative voting is not permitted.

         The Company's Bylaws provide that a majority of all the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes withheld from any proposal or director nominee are counted for purposes of determining the presence of a quorum, but have no legal effect under Delaware law. Abstentions and broker non-votes will also be included in the determination of the number of shares represented for a quorum. For purposes of determining whether the requisite amount of shares have been cast in favor of a proposal, "Abstentions" will have the same effect as a vote against the proposal. However, broker non-votes will not be counted for purposes of voting on proposals. The Company shall in advance of the meeting, appoint one or more Inspectors of Election to count all proxies, votes and ballots at the meeting and make a written report thereof.

         All valid proxies received before the meeting and not revoked will be exercised. All Shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no choice is indicated on the proxy, the shares will be voted in accordance with the recommendations of the Board of Directors as to such matters. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy).

Compliance With Section(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Form 3 filings which were required at the date of the IPO by Leslie
A. Danziger, Louis P. Wagman, Donald E. Lawson, David W. Collins, Milton Klein and Haydock H. Miller Jr., were filed late. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from the IPO until June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, with the exception that the newly elected member to the board of directors, Louis Leeburg, did not file a Form 3 at the time of his election and Mr. Lawson did not file a Form 4 when stock options were granted to him on July 8, 1996 but both submitted a Form 5 by August 15, 1996.

           SECURITY OWNERSHIP OF PRINCIPAL STECKHOLDERS AND MANAGEMENT

         The following table sets forth, as of August 15, 1996, the number and percentage of outstanding shares of the Company's Class A, and Class E Common Stock, by (i) each stockholder known by the Company to own beneficially five percent or more of the outstanding Class A and Class E Common Stock of the Company, (ii) each director, (iii) each person named in the Executive Compensation Table and (iv) all executive officers and directors of the Company as a group.

                               (1) Class A                   (2) Class E
                               Common Stock                 Common Stock
                               ------------                 ------------
                                                                                             % of Vote of all
    Name and Address of         Number of       Percent      Number of         Percent       Classes of Common
     Beneficial Owner            Shares         Owned         Shares            Owned              Stock
     ----------------            ------         -----         ------            -----              -----
 Leslie A. Danziger            112,946 (3)         4%       751,878(4)             19%               13%
 Louis P. Wagman                18,742 (5)          *        99,965(6)              3%                2%
 Donald E. Lawson               22,000 (7)         1%           25,000              1%                1%
 David W. Collins                4,907 (8)          *        19,627(9)               *                 *
 Milton Klein                   29,945(10)         1%      119,786(11)              3%                2%
 Louis Leeburg                    9090(15)          *       36,360(15)              1%                1%
 Haydock H. Miller, Jr.         18,454(12)          *       73,819(13)              2%                1%
 The John E. Fetzer                118,447         4%          473,789             12%                9%
 Institute, Inc. (14)
 All executive officers            216,088         8%        1,126,435             29%               20%
 and directors as a group
 (7 persons)

- --------------------
* Less than one percent.

1. Except as otherwise noted, each of the parties listed above has sole voting and investment power over the securities listed. The address for all directors is care of LightPath Technologies, Inc., 6820 Academy Parkway East N.E., Albuquerque, New Mexico, 87109.
2.     Includes Class E-1, E-2 and E-3 Common Stock.
3. Includes 25,397 Class A shares represented by immediately exercisable options and 9,090 Class A shares represented by immediately exercisable options held by Joel Goldblatt, Ms. Danziger's spouse.
4. Includes 101,589 Class E shares represented by immediately exercisable options and 36,360 Class E shares represented by immediately exercisable options held by Joel Goldblatt, Ms. Danziger's spouse.
5. Includes 18,218 Class A shares represented by immediately exercisable options.
6. Includes 72,873 Class E shares represented by immediately exercisable options.
7. Includes 22,000 Class A shares represented by immediately exercisable options.
8. Includes 1,091 Class A shares represented by immediately exercisable options.
9. Includes 4,364 Class E shares represented by immediately exercisable options.
10. Includes 11,720 Class A shares represented by immediately exercisable options.
11. Includes 46,880 Class E shares represented by immediately exercisable options.
12. Includes 10,182 Class A shares represented by immediately exercisable options.
13. Includes 40,727 Class E shares represented by immediately exercisable options.
14. The address of The John E. Fetzer Institute, Inc. is 9292 KL Avenue, Kalamazoo, Michigan 49009.
15. Includes 7272 Class A shares and 29088 Class E shares held by Mr. Leeburg's brother. Mr. Leeburg is the treasurer and trustee for two funds associated with the John E. Fetzer Institute, Inc. which do not hold any shares in the Company. Shares held by the John E. Fetzer Institute, Inc. are not, however, included in the beneficial ownership amounts for Mr. Leeburg.

Voting Trust Agreement

         Stockholders of the Company owning an aggregate of 1,105,704 shares of Common Stock, which represents 17% of the total voting power outstanding at June 30, 1996, entered into a Voting Trust Agreement dated January 10,1996. Pursuant to that Agreement, Leslie A. Danziger, the President and Chairman of the Company, is designated as the trustee of the trust and empowered to vote all shares subject to the trust with respect to any matter subject to a vote by the Company's stockholders, including voting in favor of the election of herself as a director of the Company and in favor of ratification and approval of acts of herself as a director in the conduct of business affairs of the Company. Consequently, combined with her individual holdings, Ms. Danziger will effectively control 27% of the total voting power of the Company. The stockholders' agreements to deposit their shares in the voting trust are irrevocable for 13 months following February 22, 1996. Thereafter, parties to the agreement may withdraw their shares upon ten days' prior written notice. The Voting Trust Agreement terminates upon the earlier of five years or the date on which Ms. Danziger ceases to be Chairman of the Board or resigns as trustee under the Agreement.



                       PROPOSAL No. 1 - BOARD OF DIRECTORS

                   CLASS III DIRECTOR - TERM EXPIRING IN 1996

The term of the Class III director on the Company's Board of Directors expires as of the meeting. At the meeting, one Class III director will be elected to serve a term of three years and until the election and qualification of his respective successor. David W. Collins had served as the Class III director of the Company since 1992. In June 1996, Dr. Collins determined not to stand for reelection and tendered his resignation from the Board of Directors effective September 30, 1996.

The nominee receiving the greatest number of votes cast at the annual meeting of shareholders will be elected to Class III of the Board of Directors. In May 1996 the Board of Directors elected to increase the size of the board by one member. The Board of Directors elected Mr. Louis Leeburg to fill this vacancy and has nominated Mr. Leeburg for election by the shareholders at the meeting. The Board of Directors recommends voting "For" Louis Leeburg as a Class III director to serve until the annual meeting of shareholders in 1999.

Louis Leeburg, age 42 has served as a Director of the Company since May 1996. Since 1993 Mr. Leeburg has been with the investment firm, Jay A. Fishman, Ltd. From December 1988 until August 1993 he was the Vice President, Finance of The Fetzer Institute, Inc. From 1980 to 1988 he was in financial positions with different organizations with an emphasis in investment management. Mr. Leeburg was an audit manager for Price Waterhouse & Co. until 1980. Mr. Leeburg received a B.S. in accounting from Arizona State University. Mr. Leeburg is a member of Financial Foundation Officers Group and the treasurer and trustee for the John
E. Fetzer Memorial Trust Fund and the John E. Fetzer ILM Trust Fund, affiliated with a significant stockholder of the Company.

Unless otherwise instructed, the proxies will vote to elect the above listed nominee. Shareholders are not entitled to cumulate votes. If the nominee becomes unavailable for reelection for any reason, or if a vacancy on the Board should occur before the annual meeting, which events are not anticipated, the shares represented by the enclosed proxy may be voted for such other persons as the Board of Director may recommend.

                              CONTINUING DIRECTORS

                   CLASS II DIRECTORS - TERMS EXPIRING IN 1997

         Milton Klein, M.D. has been a Director of the Company since its inception. Dr. Klein is principally involved in medically related uses for LightPath GRADIUM materials. In March 1992 Dr. Klein organized the Company's group of scientific advisors to explore the use of the Company's technology in endoscopic equipment, microscopy and related medical optical systems. Dr. Klein specializes in cardiology and from 1982 to the present has been a Clinical Associate Professor of Medicine at The Baylor College of Medicine, Houston, Texas. He is a Fellow of the American College of Cardiology and the American College of Physicians. Dr. Klein received a B.S. degree from McGill University and an M.D. from the University of California in San Diego. Dr. Klein is the brother-in-law of Leslie A. Danziger.

                   CLASS I DIRECTORS - TERMS EXPIRING IN 1998

         Leslie A. Danziger has been Chairman of the Company since its incorporation in June 1992, and has also held the position of President since August 1995, Ms. Danziger was a partner or executive officer of the Company's predecessors from 1985 until incorporation of the Company. Ms. Danziger is a founder of the Company and a co-inventor of the first two LightPath patents. She has developed and guided the execution of the Company's long-term business strategies and the development and commercialization of the Company's technologies. From 1974 to 1979 she served as an Executive Vice President of COS, Inc., and from 1979 to 1982 she served as Executive Vice President of Arctic Communications Corporation. Both of these communication consulting firms developed tools designed to assist clients in resolving conflicts relating to economic development, land use and natural resource issues. Ms. Danziger attended the University of Texas. Ms. Danziger is married to Joel C. Goldblatt, the Company's Vice President of Strategic Planning and Communications, and is the sister-in-law of Milton Klein, M.D., a Director of the Company.

         Haydock H. Miller, Jr. has served as a Director of the Company since January 1993. Since that time he has advised the Company on administrative, management and financial matters. Mr. Miller served as an executive with the Aluminum Company of America (ALCOA) from 1949 until his retirement in 1983. Mr. Miller received a B.A. degree from Yale University. His last position with ALCOA was Manager of Organization Analysis, an internal consulting group for all ALCOA departments and divisions prior hereto he was Manager for salaried job evaluations for ALCOA and its subsidiaries and immediately before that, was

Superintendent of several ALCOA plants, concentrating on quality control and production techniques, and consultant to its operations in the United Kingdom. Since 1983, Mr. Miller has been an independent management consultant.

Meetings and Committees of the Board of Directors

         The Board of Directors held 8 meetings, including telephonic meetings, during the fiscal year ended June 30, 1996. Each of the directors attended all of the meetings of the Board of Directors and of the meetings held by committees of the Board on which he served. The Board of Directors has a Compensation Committee which met two times during the fiscal year ended June 30, 1996. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and also administers the Company's Omnibus Incentive Plan, pursuant to which incentive awards, including stock options, are granted to officers and key employees. The Board of Directors appointed an Audit Committee comprised of Louis Leeburg on July 8, 1996. It is anticipated that the Audit Committee will review, with the Company's independent accountants, the annual financial statements of the Company, and also will review the effectiveness of the Company's financial and accounting functions and organization and make recommendations to the Board of Directors in that regard.


Directors' Compensation

         During the year end June 30, 1996 directors were not compensated for their services in that capacity or for serving on committees. On July 8, 1996 the Board of Directors approved a proposal to compensate each non-employee director $1,000 per meeting attended. Non-employee Directors serving on the Company's Board receive nonqualified stock options of Class A Common Stock as part of the Directors Stock Plan. The plan provides for an automatic annual grant of 182 shares and an initial option grant of 900 shares at the time a director commences service to the Company. On August 21, 1996, the Board of Directors approved a proposal to modify the plan for fiscal 1997, to provide for an automatic annual grant of 3,000 shares and an initial option grant of 10,000 shares at the time a director commences service to the Company.

         All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings. Directors who are employees of the Company do not receive compensation for service on the Board or Committees of the Board other than their compensation as employees.

          PROPOSAL No. 2 - SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The independent auditors utilized by the Company during the fiscal year ended June 30, 1996 was Ernst & Young LLP. When the Company relocated to Albuquerque in April 1996, management decided to review its financial services since Ernst & Young LLP did not have offices in Albuquerque. Upon the recommendation of the Board of Directors, the Company, has selected KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 1997 and to perform other accounting services as requested by the Company. There were no disagreements on accounting practice with Ernst & Young LLP.

Although it is not required to do so, the Board of Directors has submitted the selection of KPMG Peat Marwick LLP to the shareholders for ratification. Unless a contrary choice is specified, proxies will be voted for ratification of the selection of KPMG Peat Marwick LLP. The Board of Directors unanimously recommends the ratification if its selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending June 30, 1997.

               PROPOSAL No. 3 - AMEND 1992 OMNIBUS INCENTIVE PLAN

         A total of 104,545 shares of Class A common stock are available for issuance under the 1992 Omnibus Incentive Plan ("Incentive Plan"). Substantially all of such shares are accounted for by outstanding options. On August 21, 1996, the Company's Board of Directors resolved to increase the number of shares available under the Incentive Plan to 325,000 shares.

         The Board believes that in order to attract and retain officers and employees of the highest caliber, provide increased incentive for such persons to strive to attain the Company's long-term goal of increasing shareholder value, and to continue to promote the well being of the Company, it is in the best interests of the Company and its shareholders to provide officers and employees of the Company, through the granting of stock options, the opportunity to participate in the appreciation in value of the Company's common stock. Incentive Plan has been effective in retaining and motivating key employees and attracting and retaining experienced and seasoned individuals on behalf of the Company. As of June 30, 1996 options to purchase an aggregate of 102,384 shares had been granted under the Incentive Plan. Additionally, the Board has authorized for grant options to purchase an additional 80,000 shares, which options will be deemed to have been granted under the Incentive Plan in the event the stockholders approve the proposed amendment to the Incentive Plan at the Meeting. To the extent the amendment is not approved by the stockholders at the Meeting, the aforementioned options will be considered to have been granted outside the Plan. The Board of Directors recommends voting "For" the proposal to amend the Incentive Plan.

         Pursuant to the terms of the Incentive Plan, employees and officers of the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code ("Code"), as well as options that do not qualify as incentive options ("nonqualified options"), stock appreciation rights, restricted stock awards and/or performance bonuses of cash or stock. To date, the only forms of awards under the Incentive Plan have been incentive and nonqualified stock options. The Incentive Plan, is administered by a committee of the Board consisting of "disinterested" directors as defined in Rule 16b-3 Securities Exchange Act of 1934. Awards may be granted only to such employees and officers of the Company as the committee shall select from time to time in its sole discretion.

         Incentive options are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the Incentive Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified option. The Company will not issue options with exercise prices below the fair market value of the Class A common stock on the date of grant of the option. For the 18 month period following the IPO, the Company also agreed not to issue options with exercise prices below the initial public offering price.

         Awards granted under the Incentive Plan may be exercised only while the recipient is employed or retained by the Company or within three months of the date of termination of employment. However, awards which become exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within one year of the date of termination of employment. Upon the exercise of an award, payment may be made by cash or by any other means the Board of Directors or the committee determines.

         Under the Incentive Plan, an award recipient has none of the rights of a stockholder with respect to the shares issuable upon the exercise or satisfaction of conditions for the award, until such shares are issued. No adjustment may be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Incentive Plan. During the lifetime of the recipient, an award shall be exercisable only by the recipient. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution.

         Under current tax law, there are no Federal income tax consequences to either the employee of the Company on the grant of nonqualified options if granted under the terms set forth in the Incentive Plan. Upon exercise of a nonqualified option, the excess of the fair market value of the shares subject to the option over the option price (the "Spread") at the date of exercise is taxable as ordinary income to the optionee in the year it is exercised and is deductible by the Company as compensation for Federal income tax purposes, if Federal income tax is withheld on the Spread. However, if the shares are subject to vesting restrictions conditioned on future employment or the holder is subject to short-swing profits liability restrictions of Section 16(b) of the Exchange Act (i.e., is an executive officer, director or 10% stockholder of the Company), then taxation and measurement of the Spread is deferred until such restrictions lapse, unless a special election is made under 83(b) of the Code to report such income currently without regard to such restrictions. The optionee's basis in the shares will be equal to the fair market value on the date taxation is imposed and the holding period commences on such date.

         Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of such option, assuming that the optionee was an employee of the Company from the date the option was granted until 90 days before such exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the optionee's "alternative minimum tax" liability. An optionee's basis in the shares received on exercise of an incentive stock option will be the option price of such shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of incentive options.

         If the holder of shares acquired through exercise of an incentive option sells such shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a "Disqualifying Disposition"), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable income will be deductible by the Company in the year of the Disqualifying Disposition.

Executive Compensation

         The following table sets forth the compensation paid or accrued by the Company for the services rendered during the fiscal years ended June 30, 1996, 1995 and 1994 to the Company's Chief Executive Officer and the other executive officers of the Company or any employee who earned in excess of $100,000 during the last fiscal year (collectively, the "Named Officers").

                                             Summary Compensation Table
                                             --------------------------          Long Term
                                                   Annual Compensation         Compensation
                                                  ---------------------        ------------
                                                                               Bundled Stock      Class A
Name and Position              Year            Salary            Bonus          Options (1)      Options (2)
- -----------------              ----            ------            -----          -----------      -----------
Leslie A. Danziger
   Chairman, President         FY 1996       $150,000(3)
                               FY 1995        150,000(4)                          90,910
                               FY 1994        120,000(5)                          36,077
Louis P. Wagman
  Executive Vice President     FY 1996        120,000(6)
                               FY 1995        120,000(7)          5,000           58,182
                               FY 1994        120,000(8)                          32,909
Donald E. Lawson
  Executive Vice President     FY 1996         90,000(9)                                          25,000
                               FY 1995         10,269(10)

(1) With respect to the Bundled Stock Options, the total amount of shares indicated consists of 20% shares of Class A common stock, 30% shares of Class E-1common stock, 30% shares of Class E-2 common stock, and 20% shares of Class E-3 common stock.
(2)  Options are for Class A common stock only.
(3) Of this amount, $125,591 was paid, and the remainder has been deferred contingent upon the Company meeting the Class E-1 conversion conditions.
(4) Of this amount, $31,250 was paid, $30,250 has been deferred contingent upon the Company meeting the Class E-1 conversion conditions and the remainder converted into Class E common stock at a $1 per share conversion price.
(5) Of this amount, $37,500 was paid and the remainder converted into Class E common stock at a $1 per share conversion price.
(6) Of this amount, $111,410 was paid and the remainder has been deferred contingent upon the Company meeting the Class E-1 conversion conditions.
(7) Of this amount, $87,500 was paid, $32,500 has been deferred contingent upon the Company meeting the Class E-1 conversion conditions and the remainder converted into Class E common stock at a $1 per share conversion price.
(8) Of this amount, $78,750 was paid, $16,250 has been deferred contingent upon the Company meeting the Class E-1 conversion conditions and the remainder converted into Class E common stock at a $1 per share conversion price.
(9) Of this amount, $65,000 was paid, and the remainder converted into Class E common stock at a $1 per share conversion price.
(10) Of this amount, $2,770 was paid, and the remainder has been deferred contingent upon the Company meeting the Class E-1 conversion conditions. Mr. Lawson was hired in May 1995.

         The following table sets forth information regarding Options granted to the Named Officers during the fiscal year ended June 30, 1996.

                                                Option Grants For The
                                              Year Ended June 30, 1996

                                Options              % of Total
Name                           Granted(1)          Options Granted          Exercise Price         Expiration Date
- ----                           ----------          ---------------          --------------         ---------------
Leslie A. Danziger                   0                    0                      0                       -
Louis P. Wagman                      0                    0                      0                       -
Donald E. Lawson                25,000                   45%                   $5.00               Feb. 22, 2006

(1)  Options represented are to purchase shares of Class A Common Stock.

The following table sets forth information regarding options exercised by the Named Officers during the fiscal year June 30, 1996 and the value of options held by the Named Officers at the fiscal year end.

                                        Option Exercises And Year End Values

                                                                   # of Unexercised            Value of
                                                                  Options at FY end,          Unexercised
                                 Shares                              Exercisable/            In-The-Money
 Name                          Acquired on          Value            Unexercisable         Options at FY End
                                Exercise          Realized                                    -Class A (3)
- --------------------------------------------------------------------------------------------------------------
 Leslie A. Danziger  (1)               0             $0                126,987/0               $105,787
 Louis P. Wagman   (1)                 0             $0                 91,091/0               $ 75,882
 Donald E. Lawson  (2)                 0             $0             10,000/15000             $3,750/5,625

(1) The options presented are Bundled Stock Options and the total amount of shares indicated consists of 20% shares of Class A common stock, 30% shares of Class E-1 common stock, 30% shares of Class E-2 common stock, and 20% shares of Class E-3 common stock.
(2)  Options represented are to purchase shares of Class A common stock.
(3) Assumes a fiscal year end value of $5.375 per share of Class A common stock. To compute the unrealized value of Class A common stock, the underlying E shares were excluded and 20% of the option exercise price was attributed to the Class A portion of the options. If the E shares were included neither the shares held by Ms. Danziger or Mr. Wagman would be in-the-money at June 30, 1996.

Employment Agreements

         Effective November 8, 1995, the Company entered into three-year employment agreements with its senior executive officers, Leslie A. Danziger, Louis P. Wagman and Donald E. Lawson. The agreements provide for base salaries of $150,000, $120,000 and $90,000 for Ms. Danziger, Mr. Wagman and Mr. Lawson, respectively. In the event the Company terminates any of the executive's employment during the term of the agreement without cause, or in the event the executive terminates the agreement for good reason, the executive is entitled to
(i) continue to receive salary until the earlier of obtaining comparable employment with another company or the lapse of two years, with respect to Ms. Danziger, one year, with respect to Mr. Wagman, and six months, with respect to Mr. Lawson, (ii) continue to receive benefits until the earlier of obtaining comparable employment with another company or the corresponding periods stated in (i) above, (iii) have all unvested stock options become immediately exercisable, and (iv) receive a lump sum payment equal to the average of the annual bonuses paid to the executive during the previous three fiscal years. The Agreement defines "cause" to mean termination due to felony conviction, willful disclosure of confidential information or willful failure to perform the executive's duties. The Agreement defines "good reason" as a material detrimental alteration in the executive's position or responsibilities, a material reduction in compensation, relocation, exclusion from compensation plans or fringe benefits enjoyed by other executives, or a material breach by the Company. The executive officers have agreed not to terminate for good reason as a result of the Company's move to Albuquerque, New Mexico. In addition, if the termination under the foregoing events occurs after a change in control of the Company, the executive shall also receive a lump sum severance payment equal to 2.99 times the executive's annual compensation, including bonuses. The Agreement defines "change in Control" as an acquisition of 40% of Company's combined voting power by any party, a change in the majority of the directors over a two-year period (unless supported by the incumbent directors), a reorganization or other business combination resulting in the present stockholders of the Company no longer owning more than 50% of the combined voting power of the Company, a sale of substantially all of the assets of the Company or other similar transactions. The employment agreements reaffirm the executives' agreements pursuant to previously executed confidential information and invention agreements to, among other things, not compete with the Company for a period of two years following termination of employment and to assign any inventions, patents and other proprietary rights to the Company. Any controversies regarding the employment agreements are to be settled by binding arbitration.


                              CERTAIN TRANSACTIONS

         During the period from November 1993 through August 1995, the Company deferred payment of salary to its executive officers due to a shortage of working capital. In November 1995, Leslie A. Danziger, Louis P. Wagman and Donald E. Lawson agreed to convert $300,000, $25,000 and $25,000, respectively, of deferred salary into shares of Class E Common Stock at an average per share conversion price of $1.00 per share. Consequently, Ms. Danziger received 112,500 shares of Class E-1 Common Stock, 112,500 shares of Class E-2 Common Stock and 75,000 shares of Class E-3 Common Stock. Messrs. Wagman and Lawson each received 9,375 shares of Class E-1 Common Stock, 9,375 shares of Class E-2 Common Stock and 6,250 shares of Class E-3 Common Stock. Mr. Wagman also converted a $5,000 bonus into common stock at a conversion price of $1 per share. He received 182 shares of Class A Common Stock, 273 shares of Class E-1 Common Stock, 273 shares of Class E-2 Common Stock and 182 shares of Class E-3 Common Stock. An aggregate of $119,500 of deferred salary is owed to the executive officers at June 30, 1996 and was placed into a contingent liability account to be paid only upon the accomplishment of the milestones for conversion of the Class E-1 common stock into Class A common stock.

         From January to July 1995, the Company privately placed units consisting of a $50,000 promissory note (Unit Notes) and 1,818 Class A shares, 2,727 Class E-1 shares, 2,727 Class E-2 shares and 1,818 Class E-3 shares for a per unit purchase price of $50,000. Family members of Leslie A. Danziger and Louis P. Wagman purchased units in that private offering on the same terms as other investors. In September, October and November 1995, the Company agreed with certain holders of the Unit Notes to convert such notes into shares of Class A and Class E Common Stock at an adjusted per share conversion rate of $5.50 per share. As additional consideration for the debt conversion, the Company issued an aggregate of 214,000 Class A Warrants to all of the Unit Note holders. In connection with the foregoing, family members of Leslie A. Danziger and Louis P. Wagman, each agreed to convert their respective outstanding debt into 19,220, and 18,666 shares of Class A and Class E Common Stock, respectively, and received 21,000 and 17,000 Class A Warrants, respectively. The 19,220 represents 3,844 Class A shares, 5,766 Class E-1 shares, 5,766 Class E-2 shares and 3,844 Class E-3. The 18,666 represents 3,733 Class A shares, 5,600 Class E-1 shares, 5,600 Class E-2 shares and 3,733 Class E-3 shares.

         During the fiscal year ended June 30, 1996 and 1995, David W. Collins and Haydock H. Miller, Jr., Directors of the Company, provided legal and consulting services to the Company for which they billed the Company approximately, $58,000 and $54,000 respectively. In February 1994, Dr. Collins converted $54,000 of receivables into a six month loan. In June 1995, Dr. Collins agreed to convert this loan into shares of Class A and Class E common stock. In addition the company was provided legal and consulting services by several individuals and companies who are shareholders (none of which own more than .05% of common stock) of the Company, for which they billed $144,000. The Company has retained the legal services of a shareholder for licensing work to be performed during fiscal year 1997 for $90,000 of which half is paid in cash and half in Class A common stock.

         Milton Klein, a Director of the Company, loaned the Company $50,000 in January 1995 in consideration for a three month promissory note bearing interest at an annual rate of 9%. The note was subsequently converted to a Unit Note consisting of a $50,000 promissory note and 1,818 Class A shares, 2,727 Class E-1 shares, 2,727 Class E-2 shares and 1,818 Class E-3 shares as part of the private placement noted above. In September, 1995, Dr. Klein agreed to convert the $50,000 note, receiving 1,926 Class A shares, 2,889 Class E-1 shares, 2,889 Class E-2 shares and 1,926 Class E-3 shares and the Company issued Dr. Klein 16,000 Class A Warrants as part of its debt conversion efforts. Additionally, in November 1995, Dr. Klein converted other indebtedness owed to him by the Company in the total amount of $27,984 into 1,018 Class A shares, 1,527 Class E-1 shares, 1,527 Class E-2 shares and 1,018 Class E-3 shares.

         In connection with the Company's initial public offering, the Company agreed with certain other debt holders to convert outstanding debt into shares of Class A and Class E Common Stock of the Company (in the same proportion as the Recapitalization) at an adjusted per share conversion price per share of $5.50 per share. In connection with the debt conversion on the same terms as other debt holders, the John E. Fetzer Institute, Inc. (a principal stockholder of the Company) converted debt of $2,043,241 into 74,300 shares of Class A Common Stock, 111,450 shares of Class E-1 Common Stock, 111,450 shares of Class E-2 Common Stock and 74,300 shares of Class E-3 Common Stock.

         The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. In addition, ongoing and future transactions with affiliates will be on terms no less favorable than may be obtained from third parties, and any loans to affiliates will be approved by a majority of the disinterested directors.

        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

         Any shareholder proposals intended to be presented at the Company's 1997 annual shareholders' meeting must be received by the Company no later than May 9, 1997, to be evaluated by the Board for inclusion in the proxy statement for that meeting.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other business to be considered or acted upon at the annual meeting of shareholders other than that for which notice is provided, but in the event other business is properly presented at the meeting, requiring a vote of shareholders, the proxy will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the meeting should be presented, the holders of the proxies shall vote against the consideration thereof or action thereon.

                        1996 ANNUAL REPORT ON FORM 10-KSB

         Copies of the Company's annual report included in the Form 10-KSB for the fiscal year ended June 30, 1996, as filed with the Securities and Exchange Commission have been included in this mailing. Additional copies may be obtained without charge by any shareholder to whom this proxy statement is delivered upon written request to Investor Relations, LightPath Technologies, Inc., 6820 Academy Parkway East N.E., Albuquerque, New Mexico 87107.


                                             By order of the Board of Directors,


                                                          /s/ Leslie A. Danziger
                                                              Leslie A. Danziger
                                                                       President



Albuquerque, New Mexico
September 4, 1996

                          LightPath Technologies, Inc.
                         6820 Academy Parkway East N.E.
                              Albuquerque, NM 87109
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Leslie A. Danziger, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of LightPath Technologies, Inc. (the "Company") to be held on September 30, 1996, at 4:00 p.m., M.S.T. at the Holiday Inn Pyramid, 5151 San Francisco Road NE, Albuquerque, New Mexico, 87109 and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to cast if personally present at indicated herein:

                  PLEASE MARK YOUR CHOICES IN BLUE OR BLACK INK

(1)   Election of Class III Director:       Nominees is Louis Leeburg
                       FOR the nominee
                       WITHHOLD AUTHORITY to vote for the nominee

(2) Proposal No. 2, ratify the selection of KPMG Peat Marwick as independent accountants for the Company for fiscal year ended June 30, 1997.

        [ ]  FOR                      [ ]  AGAINST                  [ ]  ABSTAIN

(3) Proposal No. 3, amend the 1992 Omnibus Incentive Plan to increase the authorized shares for issuance under the plan from 104,545 to 325,000 shares.

        [ ]  FOR                      [ ]  AGAINST                  [ ]  ABSTAIN

(4) In his/her discretion, the proxy is authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

                   (Please date and sign on the reverse side)


(Continued from other side)
         IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR CLASS III DIRECTOR, "FOR" THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDED JUNE 30, 1997 AND "FOR" THE PROPOSAL TO AMEND THE 1992 OMNIBUS INCENTIVE PLAN. THIS PROXY ALSO DELEGATES AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Form 10-KSB of LightPath Technologies, Inc.

                                             PLEASE  SIGN,  DATE AND  MAIL  THIS
                                             PROXY   PROMPTLY  IN  THE  ENCLOSED
                                             REPLY  ENVELOPE  WHICH  REQUIRES NO
                                             POSTAGE  IF  MAILED  IN THE  UNITED
                                             STATES.

                                             ___________________________________
                                                         SIGNATURE

                                             ___________________________________
                                                         SIGNATURE


                                             Dated;_________________________1996
                                             (When   signing  as  an   attorney,
                                             executor, administrator, trustee or
                                             guardian,   please  give  title  as
                                             such.   If    stockholder    is   a
                                             corporation  please  sign  in  full
                                             corporate name by a duly authorized
                                             officer or officers. Where stock is
                                             issued  in the  name of two or more
                                             persons,  all such  persons  should
                                             sign.)